Exhibit 99.1

Company Contact:

Dunnan D. Edell

President and Chief Executive Officer

800 524-2720

FOR IMMEDIATE RELEASE

CCA INDUSTRIES, INC. ANNOUNCES CHANGE OF CERTIFYING ACCOUNTANTS

East Rutherford, NJ, March 8, 2012: CCA Industries, Inc. (NYSE Amex: “CAW”) announced today that the Audit Committee of the Company’s Board of Directors engaged BDO USA, LLP as the Company’s principal independent registered public accounting firm to audit its financial statements, replacing KGS LLP, effective March 7, 2012. The change in auditors was not the result of any disagreements between the Company and KGS. BDO, is one of the largest and well respected accounting firms in the United States, and internationally, the world’s 5th largest accountancy network. The Company looks forward to its association with BDO, a leading and prestigious firm, as it continues to work to enhance shareholder value.

“We would like to thank KGS for their many years of service to CCA. They have been the Company’s auditors since 1983, and have seen CCA grow from a start-up to a thriving company that is well respected in the industry,” stated Dunnan D. Edell, President and Chief Executive Officer.

CCA Industries Inc. manufactures and markets health and beauty aids, each under its individual brand name. The products include, principally, “Plus+White” toothpastes and teeth whiteners, “Mega-T” Green Tea dietary supplements, “Mega-T” Green Tea gum and mint products, “Bikini Zone” medicated topical and shave gels, “Nutra Nail” nail care treatments, “Gel Perfect” UV free gel color, “Scar Zone” scar treatment products, “Sudden Change” anti-aging skin care products, “Cherry Vanilla” fragrances, “Solar Sense” sun protection products, “Hair Off” hair removal and depilatory products, “Wash ‘N Curl” shampoos and conditioners, “Pain Bust RII” topical analgesic product, “Lobe Wonder” earring support patches and “Eyeboutique” Shadow Shields make up shields.

Statements contained in the news release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.